Exhibit 99.1

RADIANT LOGISTICS ANNOUNCES RESULTS FOR FOURTH FISCAL

QUARTER AND YEAR ENDED JUNE 30, 2013

Posts record quarterly results with Adjusted EBITDA of $3.2 Million - Up $0.9 Million and 39.1%;

Margin Expansion with Adjusted EBITDA as a Percentage of Net Revenues Up 390bps at 14.1%

Reduces cost of debt, refinancing $2.0 Million of sub-debt with expanded BofA facility

BELLEVUE, WA September 30, 2013 – Radiant Logistics, Inc. (NYSE MKT: RLGT), a domestic and international logistics services company, today reported financial results for the three and twelve months ended June 30, 2013.

Fourth Fiscal Quarter Financial Highlights (Quarter Ended June 30, 2013)

•	Total revenues decreased 1.3% to $80.7 million in the fourth fiscal quarter of 2013 from $81.8 million for the comparable prior year period, primarily as a result of non-recurring project business of $1,056,000 in the fiscal quarter ended June 30, 2012.

•	Net income attributable to common shareholders was $2.4 million, or $0.07 per basic and diluted share, for the fourth fiscal quarter of 2013, compared to net income of $0.9 million or $0.03 per basic and diluted share, for the comparable prior year period.

•	Adjusted net income attributable to common shareholders was $1,764,000, or $0.05 per basic and diluted share, for the fourth fiscal quarter of 2013, compared to adjusted net income attributable to common shareholders of $1,305,000, or $0.04 per basic and diluted share, for the comparable prior year period. Both periods are calculated by applying a normalized tax rate of 38% and excluding other items not considered part of regular operating activities.

•	Adjusted EBITDA was $3,243,000 for the fourth fiscal quarter of 2013, compared to adjusted EBITDA in the prior year comparable period of $2,332,000.

CEO Comments

“We are very pleased to report another solid quarter of earnings growth,” said Bohn Crain, Founder and CEO. “We posted Adjusted EBITDA of $3.2 million for the quarter ended June 30, 2013, up $0.9 million and 39.1% over the comparable prior year period. Consistent with past quarters, we also continue to make good progress in leveraging our scalable business model to drive margin expansion. For the quarter ended June 30, 2013, our Adjusted EBITDA expressed as a function of net revenues increased 390 basis points, up from 10.2% to 14.1% for the comparable prior year period. As we have previously discussed, our incremental cost of supporting that next dollar of gross margin is very small and we are very excited about our opportunity to drive further margin expansion as we continue to scale the business and look for ways to drive operating efficiencies in our in our non-asset based business model.”

Crain continued: “While we continue to make good progress on expanding our margins, we have some work to do to improve organic growth. To this end, we are investing in our sales organization and effective July 1, 2013, we reorganized and added to our leadership team rolling out a new regional reporting structure (eastern, central, western and Mexico regions) with the express purpose of providing individual accountability for growth. Each of our regional managers is responsible for helping our existing stations grow their business (same store growth) as well as developing and on-boarding new agent stations (new store growth) within their respective geographic areas of responsibility. At the same time, we have more formerly defined business owners for our service lines: Domestic Services and International Services and tasked each of these managers to grow the contribution from their respective areas of responsibility. It is obviously very early stages but we are working hard to cultivate a strong sales culture that we believe over time will translate into more favorable net revenue growth.”

“With cashflows of the business and the benefit of our expanded $30.0 million credit facility with Bank of America, at August 31, 2013 we had gross availability of approximately $27.0 million, advances under the facility of approximately $8.0 million and net availability of approximately $19.0 million. With this added financial flexibility, we recently took the opportunity to begin to reduce our cost of debt using our Bank of America facility to pay down $2.0 million of our $10.0 million in sub debt effectively refinancing $2.0 million at a rate of approximately 4% rather than 13.5%. We will continue to evaluate our options relative to our remaining $8.0 million in sub debt as we look at capital allocation and our acquisition pipeline.”

Crain concluded: “We are providing guidance for the upcoming quarter ending September 30, 2013 with adjusted EBITDA in the range of $2.7 – $3.2 million on approximately $75.0 – $85.0 million in revenues which equates to adjusted net income in the range of $1.4 – $1.7 million, or $0.04 – $0.05 per diluted share which we believe is representative of the run-rate earning power of our existing platform without the benefit of any new acquisitions. We would also like to remind investors that our free cashflow is generally higher than our net income because we have significant non-cash depreciation and amortization expenses flowing through our financial statements as a result of the mechanics of accounting for acquisitions and the fact that we have minimal maintenance capital expenditure requirements.”

Fourth Fiscal Quarter ended June 30, 2013 – Financial Results

For the three months ended June 30, 2013, Radiant reported net income attributable to common shareholders of $2,352,000 on $80.7 million of revenues, or $0.07 per basic and fully diluted share,

including a gain of $1,875,000 in change in contingent consideration. For the three months ended June 30, 2012, Radiant reported net income attributable to common shareholders of $903,000 on $81.8 million of revenues, or $0.03 per basic and fully diluted share, including a gain of $920,000 in change in contingent consideration.

For the three months ended June 30, 2013, Radiant reported adjusted net income attributable to common shareholders of $1,764,000, or $0.05 per basic and per fully diluted share. For the three months ended June 30, 2012, Radiant reported adjusted net income attributable to common shareholders of $1,305,000, or $0.04 per basic and per fully diluted share.

The Company also reported adjusted EBITDA of $3,243,000 for the three months ended June 30, 2013, compared to adjusted EBITDA of $2,332,000 for the three months ended June 30, 2012.

Twelve Months ended June 30, 2013 – Financial Results

For the twelve months ended June 30, 2013, Radiant reported net income attributable to common shareholders of $3,657,000 on $310.8 million of revenues, or $0.11 per basic and $0.10 per fully diluted share, including a gain $368,000 in connection with the DBA arbitration, gain of $2,825,000 of change in contingent consideration and a loss of $1,439,000 associated with the lease termination for redundant facilities in Los Angeles. For the twelve months ended June 30, 2012, Radiant reported net income of $1,901,394 on $297.0 million of revenues, or $0.06 per basic and $0.05 per fully diluted share, including a gain of $900,000 on change in contingent consideration.

For the twelve months ended June 30, 2013, Radiant reported adjusted net income attributable to common shareholders of $5,589,000, or $0.17 per basic and $0.16 per fully diluted share. For the twelve months ended June 30, 2012, Radiant reported adjusted net income attributable to common shareholders of $4,789,000, or $0.15 per basic and $0.14 per fully diluted share.

The Company also reported adjusted EBITDA, of $10,693,000 for the twelve months ended June 30, 2013, compared to adjusted EBITDA of $7,519,000 for the comparable prior year period.

A reconciliation of the Company’s adjusted net income and adjusted EBITDA to the most directly comparable GAAP measure for both the three and twelve month periods ending June 30, 2013 appears at the end of this release.

Reconciliation of Non-GAAP Financial Measures

This press release contains certain non-GAAP financial measures as defined under the Securities Exchange Commission (“SEC”) rules such as adjusted net income, adjusted net income per share and earnings before interest, taxes, depreciation and amortization (“EBITDA”). We believe that supplemental disclosure of these amounts are important metrics used by management to evaluate and understand the performance of the ongoing operations of Radiant’s business that eliminates depreciation, amortization and certain other non-cash costs and other significant items that are not part of regular operating activities. A reconciliation of adjusted net income, adjusted net income per share and adjusted EBITDA, to the most directly comparable GAAP measure is as follows:

(in thousands, except for earnings per share)

Outlook Fiscal Quarter Ending September 30, 2013

Net income	$712 - $1,022

Net income per common share
Basic	$0.02 - $0.03
Diluted	$0.02 - $0.03

Weighted average shares outstanding:
Basic shares	33,400,000
Diluted shares	36,500,000

Reconciliation of net income to adjusted net income:
Net income	$712 - $1,022

Adjustments to net income:
Income tax expense	455 - 645
Depreciation and amortization	900
Non-recurring legal costs	75
Amortization of loan fees and original issue discount	75

Adjusted net income before taxes	$2,217 - $2,717

Provision for income taxes at 38%	842 - 1,032

Adjusted net income	$1,375 - $1,685

Adjusted net income per common share:
Basic	$0.04 - $0.05
Diluted	$0.04 - $0.05

Reconciliation of net income to adjusted EBITDA:	Outlook Fiscal Quarter Ending September 30, 2013

Net income	$712 - $1,022

Adjustments to net income:
Income tax expense	455 - 645
Depreciation and amortization	900
Net interest expense	500

EBITDA	$2,570 - $3,067

Share-based compensation	100
Change in contingent consideration	35

Adjusted EBITDA	$2,705 - $3,202

This supplemental financial information is presented for informational purposes only and is not a substitute for the financial information presented in accordance with accounting principles generally accepted in the United States.

Investor Conference Call

Radiant will host a conference call for shareholders and the investing community on Wednesday, October 2, 2013 at 4:00 pm, ET to discuss the contents of this release. The call can be accessed by dialing (877) 407-8031, or (201) 689-8031 for international participants, and is expected to last approximately 30 minutes. Callers are requested to dial in 5 minutes before the start of the call. An audio replay will be available for one week after the teleconference by dialing (877) 660-6853, or (201) 612-7415 for international callers, and using account number 286 and conference ID number 100250. This call is also being webcast and may be accessed via Radiant’s web site at www.radiantdelivers.com.

About Radiant Logistics (NYSE MKT: RLGT)

Radiant Logistics, Inc. (www.radiantdelivers.com) is a non-asset based transportation and logistics company providing domestic and international freight forwarding and fulfillment services through a network of company-owned and independent agent offices across North America. The company operates under the Radiant, Airgroup, Adcom, and Distribution By Air brands servicing a diversified account base including manufacturers, distributors and retailers using a network of independent carriers and international agents positioned strategically around the world.

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results may differ significantly from management’s expectations. These forward-looking statements involve risks and uncertainties that include, among others, risks related to trends in the domestic and global economy, our ability to attract new and retain existing agency relationships, acquisitions and integration of acquired entities, availability of capital to support our acquisition strategy, our ability to maintain and improve back office infrastructure and transportation and accounting information systems in a manner sufficient to service our revenues and network of operating locations, outcomes of legal proceedings, competition, management of growth, potential fluctuations in operating results, and government regulation. More information about factors that potentially could affect Radiant Logistics, Inc. financial results is included Radiant Logistics, Inc.’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and subsequent filings.

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RADIANT LOGISTICS, INC.

Consolidated Balance Sheets

	JUNE 30, 2013	JUNE 30, 2012
ASSETS
Current assets:
Cash and cash equivalents	$1,024,192	$66,888
Accounts receivable, net of allowance of $1,445,646 and $1,311,670, respectively	52,131,462	51,939,016
Current portion of employee and other receivables	328,123	201,451
Income tax deposit	—	11,248
Prepaid expenses and other current assets	2,477,904	2,573,531
Deferred tax asset	908,564	684,231

Total current assets	56,870,245	55,476,365

Furniture and equipment, net	1,289,818	1,735,157

Acquired intangibles, net	9,231,163	11,722,812
Goodwill	15,952,544	14,951,217
Employee and other receivables, net of current portion	72,433	162,088
Deposits and other assets	336,613	422,500
Deferred tax asset	—	33,259

Total long term assets	25,592,753	27,291,876

Total assets	$83,752,816	$84,503,398

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued transportation costs	$35,767,785	$39,702,020
Commissions payable	6,086,324	4,633,880
Other accrued costs	2,176,567	2,041,596
Income taxes payable	361,571	—
Current portion of notes payable to former shareholders of DBA	767,091	767,092
Current portion of contingent consideration	305,000	—
Current portion of lease termination liability	305,496	—
Amounts due to former shareholders of acquired operations	—	2,664,224
Other current liabilities	—	64,392

Total current liabilities	45,769,834	49,873,204

Notes payable and other long-term debt, net of current portion and debt discount	17,213,424	16,257,695
Contingent consideration, net of current portion	3,720,000	6,200,000
Lease termination liability, net of current portion	505,353	—
Deferred rent liability	583,401	680,521
Deferred tax liability	73,433	—
Other long-term liabilities	2,610	89,887

Total long term liabilities	22,098,221	23,228,103

Total liabilities	67,868,055	73,101,307

RADIANT LOGISTICS, INC.

Consolidated Balance Sheets (continued)

	JUNE 30, 2013	JUNE 30, 2012
Stockholders’ equity:
Preferred stock, $0.001 par value, 5,000,000 shares authorized; no shares issued or outstanding	—	—

Common stock, $0.001 par value, 100,000,000 and 50,000,000 shares authorized, 33,348,166 and 33,025,865 shares issued and outstanding, respectively	14,803	14,481
Additional paid-in capital	13,873,157	13,003,987
Deferred compensation	(14,252)	—
Retained earnings (deficit)	1,943,530	(1,713,928)

Total Radiant Logistics, Inc. stockholders’ equity	15,817,238	11,304,540

Non-controlling interest	67,523	97,551

Total stockholders’ equity	15,884,761	11,402,091

Total liabilities and stockholders’ equity	$83,752,816	$84,503,398

RADIANT LOGISTICS, INC.

Consolidated Statements of Income (Operations)

	THREE MONTHS ENDED JUNE 30,		TWELVE MONTHS ENDED JUNE 30,
	2013	2012	2013	2012

Revenue	$80,718,576	$81,807,668	$310,835,104	$297,003,096
Cost of transportation	57,656,531	58,903,273	222,402,301	212,294,364

Net revenues	23,062,045	22,904,395	88,432,803	84,708,732

Agent commissions	13,508,383	13,522,138	52,465,832	52,427,051
Personnel costs	4,292,698	3,865,456	16,111,370	13,191,851
Selling, general and administrative expenses	2,228,081	3,232,958	9,770,287	11,348,154
Depreciation and amortization	876,650	1,122,404	3,943,795	3,142,849
Transition and lease termination costs	—	124,824	1,544,454	1,018,298
Change in contingent consideration	(1,875,000)	(920,000)	(2,825,000)	(900,000)

Total operating expenses	19,030,812	20,947,780	81,010,738	80,228,203

Income from operations	4,031,233	1,956,615	7,422,065	4,480,529

Other income (expense):
Interest income	3,009	4,338	15,688	19,298
Interest expense	(515,509)	(492,405)	(2,015,944)	(1,269,439)
Gain on litigation settlement, net	—	—	368,162	—
Other	108,587	106,438	346,617	323,620

Total other expense	(403,913)	(381,629)	(1,285,477)	(926,521)

Income before income tax expense	3,627,320	1,574,986	6,136,588	3,554,008

Income tax expense	(1,261,883)	(631,117)	(2,371,158)	(1,474,820)

Net income	2,365,437	943,869	3,765,430	2,079,188

Less: Net income attributable to non-controlling interest	(13,722)	(40,382)	(107,972)	(177,794)

Net income attributable to Radiant Logistics, Inc.	$2,351,715	$903,487	$3,657,458	$1,901,394

Net income per common share – basic	$0.07	$0.03	$0.11	$0.06
Net income per common share – diluted	$0.07	$0.03	$0.10	$0.05

Weighted average shares outstanding:
Basic shares	33,337,362	32,926,880	33,120,767	32,260,375
Diluted shares	36,013,623	35,596,545	35,690,119	35,113,021

RADIANT LOGISTICS, INC.

Reconciliation of Net Income to Adjusted Net Income, EBITDA, Adjusted EBITDA, and Reconciliation of Net Income per share to Adjusted Net Income per share

(unaudited)

As used in this report, Adjusted Net Income and Adjusted Net Income per Share, EBITDA and Adjusted EBITDA are not measures of financial performance or liquidity under United States Generally Accepted Accounting Principles (“GAAP”). Adjusted Net Income and Adjusted Net Income per Share, EBITDA and Adjusted EBITDA are presented herein because they are important metrics used by management to evaluate and understand the performance of the ongoing operations of Radiant’s business. For Adjusted Net Income, management uses a 38% tax rate for calculating the provision for income taxes to normalize Radiant’s tax rate to that of its competitors and to compare Radiant’s reporting periods with different effective tax rates. In addition, in arriving at Adjusted Net Income and Adjusted Net Income per Share, the Company adjusts for significant items that are not part of regular operating activities. These adjustments include acquisition costs, transition, severance and lease termination costs, unusual legal and claims settlement as well as depreciation and amortization and certain other non-cash charges.

Adjusted EBITDA means earnings before interest, income taxes, depreciation and amortization, which is then further adjusted for changes in contingent consideration stock-based compensation, acquisition, severance and lease termination costs and other non-cash charges consistent with the financial covenants of our senior credit facility. We believe that adjusted EBITDA, as presented, represents a useful method of assessing the performance of our operating activities, as it reflects our earnings trends without the impact of certain non-cash charges and other non-recurring charges. Adjusted EBITDA is also used by our creditors in assessing debt covenant compliance. We understand that although securities analysts frequently use EBITDA in their evaluation of companies, it is not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation. Adjusted Net Income and Adjusted Net income per Share, EBITDA and Adjusted EBITDA should not be considered in isolation or as a substitute for any of the consolidated statements of income prepared in accordance with GAAP, or as an indication of Radiant’s operating performance or liquidity.

	THREE MONTHS ENDED JUNE 30,		TWELVE MONTHS ENDED JUNE 30,
	2013	2012	2013	2012

Net income	$2,351,715	$903,487	$3,657,458	$1,901,394

Net income per common share – basic	$0.07	$0.03	$0.11	$0.06
Net income per common share – diluted	$0.07	$0.03	$0.10	$0.05

Weighted average shares outstanding:
Basic shares	33,337,362	32,926,880	33,120,767	32,260,375
Diluted shares	36,013,623	35,596,545	35,690,119	35,113,021

Reconciliation of net income to adjusted net income:
Net income	$2,351,715	$903,487	$3,657,458	$1,901,394

Adjustments to net income:
Income tax expense	1,261,883	631,117	2,371,158	1,474,820
Depreciation and amortization	876,650	1,122,404	3,943,795	3,142,849
Change in contingent consideration	(1,875,000)	(920,000)	(2,825,000)	(900,000)
Gain on litigation settlement, net	—	—	(368,162)	—
Lease termination costs	—	—	1,439,018	—
Acquisition related costs	51,891	14,664	104,834	423,972
Severance and transition costs associated with acquisitions	—	124,824	105,436	1,018,298
Non-recurring legal costs	103,687	165,225	305,677	518,317
Amortization of loan fees and original issue discount	74,501	63,397	280,790	143,852

Adjusted net income before taxes	2,845,327	2,105,118	9,015,004	7,723,502

Provision for income taxes at 38%	(1,081,224)	(799,945)	(3,425,702)	(2,934,931)

Adjusted net income	$1,764,103	$1,305,173	$5,589,302	$4,788,571

Adjusted net income per common share:
Basic	$0.05	$0.04	$0.17	$0.15
Diluted	$0.05	$0.04	$0.16	$0.14

	THREE MONTHS ENDED JUNE 30,		TWELVE MONTHS ENDED JUNE 30,
Reconciliation of net income to adjusted EBITDA:	2013	2012	2013	2012

Net income	$2,351,715	$903,487	$3,657,458	$1,901,394

Adjustments to net income:
Income tax expense	1,261,883	631,117	2,371,158	1,474,820
Depreciation and amortization	876,650	1,122,404	3,943,795	3,142,849
Net interest expense	512,500	488,067	2,000,256	1,250,141

EBITDA	5,002,748	3,145,075	11,972,667	7,769,204

Share-based compensation	63,593	91,900	369,351	225,991
Change in contingent consideration	(1,875,000)	(920,000)	(2,825,000)	(900,000)
Gain on litigation settlement, net	—	—	(368,162)	—
Lease termination costs	—	—	1,439,018	—
Acquisition related costs	51,891	14,664	104,834	423,972

Adjusted EBITDA	$3,243,232	$2,331,639	$10,692,708	$7,519,167